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                                                                     EXHIBIT A.3
                                UAM FUNDS, INC.


                           ARTICLES SUPPLEMENTARY TO
                           ARTICLES OF INCORPORATION


     UAM FUNDS, INC., a Maryland corporation having its principal office in Boston, Massachusetts (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, at a meeting called for such purpose on December 11, 1997, adopted these Articles Supplementary classifying or reclassifying unissued shares of the Common Stock of the Corporation.

     SECOND:   (a)  The Board of Directors of the Corporation has designated an Institutional Class of the shares of each series of Common Stock and an Institutional Service Class of the shares of each series of Common Stock of the Corporation, par value $.001 per share, having such preferences, conversion or other voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, identical in all respects, except for the class designation, the allocation of certain expenses, voting rights and exchange privileges.

               (b) The shares of the Institutional Service Class represent proportionate interests in the same portfolio of investments as shares of the respective Institutional Class of the Corporation. The shares of the Institutional Service Class have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the shares of the respective Institutional Class, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

                    1. The dividends and distributions of investment income and capital gains with respect to the Institutional Service Class of shares of Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distribution may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to the other classes of the Common Stock of the Corporation to reflect differing allocations of the expenses of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the classes of the Common Stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with Rule 18f-3 classes plan adopted by the Board of directors of the Corporation and any applicable rule,
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                         order or interpretation under the Investment Company
                         Act of 1940, as amended, or other applicable act;

                    2. Except as may otherwise be required by law pursuant to any applicable order, rule, or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Institutional Service Class shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Institutional Service Class shares, including without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12(b)(1) under the Investment Company Act of 1940, as amended (a "Distribution Plan") applicable to the Institutional Service Class and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other classes of the Common Stock of the Corporation or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Institutional Service Class shares.

  THIRD: A new series of shares of the Corporation's Common Stock (par value $.001 per share) is hereby designated as the DSI Small Cap Value Portfolio and twenty-five million (25,000,000) shares of the unallocated and unissued Common Stock of the Corporation are classified and allocated to such serie's Institutional Class Shares and ten million (10,000,000) shares of the unallocated and unissued Common Stock of the Corporation are classified and allocated to such serie's Institutional Service Class Shares.

  FOURTH: The Institutional Class Shares and Institutional Service Class Shares of the DSI Small Cap Value Portfolio so classified and allocated shall have all the rights and privileges as set forth in the Articles of Incorporation of the Corporation, including such priority in the assets and liabilities of such series as may be provided in such Articles.

  FIFTH: The Institutional Class Shares and Institutional Service Class Shares of the DSI Small Cap Value Portfolio have been classified and reclassified by the Board of Directors pursuant to the authority contained in the Articles of Incorporation of the Corporation.

  SIXTH: After giving effect to the allocation, the total amount of stock allocated to each series is as follows:

                                                       Total Number of
Name of Series                                         Shares Allocated
--------------                                         ----------------
Acadian Emerging Markets Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Acadian International Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
C & B Balanced Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
C & B Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000

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                                                       Total Number of
Name of Series                                         Shares Allocated
--------------                                         ----------------
C & B Equity Portfolio for Taxable Investors
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
C & B Mid Cap Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
DSI Balanced Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
DSI Disciplined Value Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
DSI Limited Maturity Bond Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
DSI Money Market Portfolio
 .  Institutional Class Shares                           . 400,000,000
 .  Institutional Service Class Shares                   .  10,000,000
DSI Small Cap Value Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
FMA Small Company Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
ICM Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
ICM Fixed Income Portfolio
 .  Institutional Class Shares                           .  50,000,000
 .  Institutional Service Class Shares                   .  10,000,000
ICM Small Company Portfolio
 .  Institutional Class Shares                           .  50,000,000
 .  Institutional Service Class Shares                   .  10,000,000
McKee Domestic Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
McKee U.S. Government Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
McKee International Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
McKee Small Cap Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000

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                                                       Total Number of
Name of Series                                         Shares Allocated
--------------                                         ----------------
NWQ Balanced Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
NWQ Value Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
NWQ Small Cap Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
NWQ Special Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Rice, Hall, James Small Cap Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Rice, Hall, James Small/Mid Cap Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
SAMI Preferred Stock Income Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sirach Strategic Balanced Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sirach Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sirach Growth Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sirach Bond Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sirach Special Equity Portfolio
 .  Institutional Class Shares                           .  50,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sterling Partners' Balanced Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sterling Partners' Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
Sterling Partners' Small Cap Value Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000

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                                                       Total Number of
Name of Series                                         Shares Allocated
--------------                                         ----------------
TS&W International Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
TS&W Equity Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
TS&W Fixed Income Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000
TS&W Balanced Portfolio
 .  Institutional Class Shares                           .  25,000,000
 .  Institutional Service Class Shares                   .  10,000,000

      IN WITNESS WHEREOF, UAM Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 18th day of June, 1998.

                                    UAM FUNDS, INC.

                                    By:  /s/Gary L. French
                                         -----------------
                                    Gary L. French
                                    Attorney-in-Fact

Attest:

By:  /s/Michael E. DeFao
     -------------------
Michael E. DeFao
Secretary

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

  THE UNDERSIGNED, Attorney-in-Fact for the President of UAM Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters in fact set forth herein with respect to the approval thereof are true in all materials respects, under the penalties of perjury.



                                    UAM FUNDS, INC.



                                    By:  /s/Gary L. French
                                        ------------------
                                    Gary L. French
                                    Attorney-in-Fact

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